Exhibit 5.1

[Sullivan & Cromwell (Hong Kong) LLP Letterhead]

October 25, 2021

Taiwan Semiconductor Manufacturing Company Limited,

8, Li-Hsin Rd. 6, Hsinchu Science Park,

Hsinchu 300-78,

Republic of China,

TSMC Arizona Corporation,

8, Li-Hsin Rd. 6, Hsinchu Science Park,

Hsinchu 300-78,

Republic of China.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of US$1,250,000,000 in aggregate principal amount of 1.750% notes due 2026, US$1,250,000,000 in aggregate principal amount of 2.500% notes due 2031, US$1,000,000,000 in aggregate principal amount of 3.125% notes due 2041 and US$1,000,000,000 in aggregate principal amount of 3.250% notes due 2051 (together, the “Notes”) of TSMC Arizona Corporation, an Arizona corporation (the “Issuer”) and the related guarantees of the Notes (the “Guarantees”) by Taiwan Semiconductor Manufacturing Company Limited, a company limited by shares and duly organized and existing under the laws of the Republic of China (the “Guarantor”), issued in global form pursuant to the indenture, dated as of October 18, 2021, among the Issuer, the Guarantor and Citibank, N.A., as Trustee (the “Trustee”), relating to the Notes and the Guarantees (the “Indenture”) and the authorization relating to the Notes and the Guarantees, dated as of October 25, 2021, by the Issuer, we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion, the Notes and the Guarantees constitute valid and legally binding obligations of the Issuer, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Taiwan Semiconductor Manufacturing Company Limited,
TSMC Arizona Corporation

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Arizona law, we have relied upon the opinion, dated October 25, 2021, of Fennemore Craig, P.C., and our opinion is subject to the same assumptions and qualifications with respect to such matters as are contained in such opinion of Fennemore Craig, P.C. With respect to all matters of Republic of China law, we have relied upon the opinion, dated October 25, 2021, of Lee and Li, Attorneys-at-Law, and our opinion is subject to the same assumptions and qualifications with respect to such matters as are contained in such opinion of Lee and Li, Attorneys-at-Law.

We have relied as to certain factual matters on information obtained from public officials, officers of the Issuer and the Guarantor and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the specimen examined by us, that the Trustee’s certificates of authentication of the Notes have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Issuer’s Registration Statement on Form F-3 (File No. 333-260330) (the “Registration Statement”) or any related prospectus or other offering material regarding the Issuer or the Notes or their offering and sale.

We hereby consent to the filing of this opinion as an exhibit to a Form 6-K to be incorporated by reference into the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus Supplement, dated October 20, 2021, and under the heading “Legal Matters” in the Prospectus, dated October 18, 2021, pursuant to which the Notes are being offered for sale. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell (Hong Kong) LLP

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